Exhibit 99.3

ATSG Reports Second Quarter Results

WILMINGTON, Ohio, August 11, 2008 — Air Transport Services Group, Inc. (NASDAQ:ATSG), a diversified family of air cargo businesses, today reported a 40 percent increase in second quarter revenues, and a loss for the quarter, principally due to certain unreimbursed overhead expenses as a result of the recent arbitration ruling.

ATSG’s revenues were $394.9 million for the second quarter of 2008, compared with $281.3 million in the second quarter of 2007, an increase of $113.6 million. Revenues from the businesses of Cargo Holdings International Inc. (CHI), which were acquired at the end of 2007, were the principal source of second quarter revenue growth. They contributed $89 million, or 78 percent of that growth, compared with $75.4 million, or 80 percent of the year-over-year increase in ATSG’s first-quarter revenues.

ABX Air’s revenues from its commercial agreements with DHL increased 8 percent, including revenues from fuel and other costs reimbursed without markup. Second-quarter DHL revenues from expenses subject to markup decreased 11 percent, as ABX Air operated fewer aircraft and managed fewer facilities for DHL than a year ago.

ATSG operated at slightly below breakeven for the quarter, with a net loss of $526,000, or $0.01 per common share, for the quarter ended June 30, 2008. That compares with net income of $4.5 million, or $0.08 per share, for the second quarter of 2007. The loss stemmed in part from the effect of an otherwise favorable arbitration ruling in July, which held that ABX Air was not entitled to reimbursement from DHL for $2.5 million in non-recurring expenses related to Board review a year ago of an indication of interest from ASTAR Air Cargo Holdings, LLC, and that general overhead expenses previously reimbursed in full by DHL became subject to allocation effective January 1, 2008.

Joe Hete, President and CEO of ATSG, said, “Our second-quarter revenue growth is a direct benefit of our strategy to diversify into higher-margin air-cargo and related services, leveraging our cash flow. Our loss for the quarter was disappointing, but a significant portion of that loss can be attributed to non-recurring costs arising from the ruling in our arbitration case with DHL. The ruling upheld our position on the principal issues concerning whether ABX was required to allocate a portion of its overhead expenses beginning in the second quarter of 2007, and whether the costs associated with maintaining its public company status are reimbursable, but was adverse in other respects. Also, despite DHL’s decision to restructure its U.S. operations by seeking to replace ABX Air with United Parcel Service as its principal airlift provider, we are pressing ahead with plans to redeploy our most valuable aircraft with a goal to generate substantially more growth, at better margins.”

As previously reported, arbitrators ruled that ABX Air’s general overhead expense, excluding certain corporate costs, should be reimbursed in full with mark-up by DHL through the end of 2007 per the commercial agreements, but reimbursed only in part based on a negotiated allocation formula starting in 2008.

Accordingly, results for the second quarter included $2.5 million in non-recurring corporate expense incurred for evaluation in 2007 of the ASTAR indication of interest, and $1.6 million in recurring allocated general overhead expenses for the first half of 2008. In addition, DHL is now disputing its obligation to reimburse ABX Air for $2.2 million in legal expenses arising from the arbitration. While ATSG management believes these expenses are reimbursable under the ACMI and Hub Services agreements, it has chosen to forego recognizing them in revenues pending the resolution of this matter.

ATSG Second Quarter 2008 Results	Page 2

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) increased 38 percent to $31.0 million in the second quarter, compared with $22.4 million in the year-earlier period (see Reconciliation of EBITDA to GAAP Net Earnings at the end of this release). EBITDA is a non-GAAP measure of financial performance that management believes better reflects the cash-generating performance of asset-intensive, financially leveraged businesses such as ATSG.

Net earnings for the second quarter of each year included deferred (non-cash) income tax expense. ATSG expects to record deferred income tax expense in 2008 at approximately 41 percent of pre-tax earnings.

For the first six months of 2008, revenues increased 36 percent to $776.9 million, and net income decreased 63 percent to $3.3 million, or $0.05 per share, compared with the first half of 2007. Revenues from ABX Air’s commercial agreements with DHL increased 6 percent for the first half of 2008, but were down 10 percent excluding revenues primarily from reimbursed fuel expenses. Each of ATSG’s operating segments was profitable in the first half of 2008.

DHL Segment

ABX Air’s commercial agreements with DHL consist of an Aircraft, Crew, Maintenance and Insurance (ACMI) Agreement and a Hub Services Agreement. Under each agreement, ABX Air earns a base mark-up of 1.75 percent on eligible costs and can earn incremental mark-ups for meeting certain quarterly cost-related goals as well as other annual cost-related and service goals. Any earnings from attainment of annual cost-related and service-related goals are recognized in the fourth quarter.

ABX Air’s pre-tax earnings from its two commercial agreements with DHL decreased 68 percent to $1.1 million from $3.4 million during the second quarter of 2007. Base markup revenues were 10 percent lower, as DHL removed seven ABX Air aircraft from service since the second quarter of 2007 and assumed management of two regional hubs and a logistics center. Incremental mark-up revenues were $684,000, up 40 percent from the second quarter of 2007, driven by continued solid performance against cost-related goals in ACMI operations.

Non-DHL Segments and Other Activities

All of ATSG’s businesses not included in the DHL segment recorded year-over-year second-quarter revenue growth and were profitable as a whole.

“I expect continued improvement in these businesses as the year unfolds,” Hete said, “as we fulfill commitments to both dry lease customers and ACMI customers eager to deploy our Boeing 757 and 767 aircraft. Our ACMI and CAM businesses allow us to offer greater service flexibility for our customers and diversify into higher margin businesses, while protecting us from the effects of volatile fuel prices. These businesses, as well as our maintenance and postal operations represent the future of ATSG, and we are focusing more of our attention on finding new ways to help them achieve profitable growth.”

ACMI Services Segment

The ACMI Services segment includes results of ACMI and air charter services, including ABX Air services provided outside its principal commercial agreements with DHL. Revenues for that segment increased to $106.7 million in the second quarter, including reimbursable expenses (principally fuel costs) of $38.6 million, compared with $14.2 million for the second quarter the prior year.

ATSG Second Quarter 2008 Results	Page 3

The ACMI segment reported a pre-tax loss of $773,000, down from a pre-tax profit of $2.2 million in the second quarter of 2007. Principal factors include startup costs of $1.1 million, excluding inter-company lease charges of $1.4 million from CAM, for the certification and deployment of Boeing 767 and 757 aircraft into the fleets of Air Transport International LLC (ATI) and Capital Cargo International Airlines, Inc. (CCIA), along with higher aircraft maintenance expenses, certain unreimbursed fuel expenses to position ATI aircraft for their military business, and higher crew costs.

CAM Segment

Second-quarter results from Cargo Aircraft Management Inc. (CAM), ATSG’s aircraft leasing segment, included revenues of $11.6 million, and segment earnings of $4.8 million during the second quarter. CAM recently began serving outside customers with the delivery of the first of two Boeing 767s to CargoJet. However, during the second quarter all of its revenues were derived from leasing aircraft to airline subsidiaries of the Company, and therefore eliminated in consolidated results. Earnings, however, reflect the margin between fair-market lease rates charged to its affiliated airline companies and aircraft carrying costs, including an allocation of interest expense based on prevailing rates and the value of its aircraft assets.

Other Business Activities

Other Activities revenues increased 14 percent to $9.4 million in the second quarter of 2008 compared to $8.3 million in the second quarter of 2007, driven by growth in aircraft maintenance services and parts sales. In 2008, margins in these businesses were affected by higher non-reimbursed corporate expenses, including expenses related to the CHI acquisition, partly offset by improved margins from sorting-center management for the U.S. Postal Service.

Selected Items

DHL Restructuring Plan

On May 28, DHL announced a plan to restructure its U.S. operations in an effort to improve its financial performance. Principal features of the plan include further reductions this year in the number of ABX Air aircraft performing services for DHL, and DHL’s intention to replace ABX Air with United Parcel Service (UPS) as its principal provider of airlift and sorting services in the United States.

In June, DHL formally notified ABX Air of the release during the second half of 2008 of 23 of ABX Air’s 55 DC-9 aircraft serving DHL, with the remainder to be removed from service by the end of the second quarter of 2009. The ACMI agreement between ABX Air and DHL includes a put provision that gives ABX Air the option to retain or to sell back to DHL those aircraft removed from the DHL network during the term, at the lower of book or fair market value. ABX Air presently expects to sell nearly all of its DC-9 aircraft to DHL as they are removed from DHL service. All 55 of the DC-9 aircraft in DHL service during the second quarter have a current net book value of approximately $19 million. The net book value of the 23 DC-9 aircraft that DHL intends to remove during 2008 is approximately $6.6 million. On July 18, 2008, ABX notified DHL that it had elected to sell 22 of the 23 DC-9 aircraft in accordance with its contractual put right for a total of $5.8 million. On August 1, 2008, DHL notified ABX of its acceptance of this sale.

ATSG currently estimates that the removal of 23 DC-9s from DHL service, starting in the third quarter, will reduce ABX’s annualized cash flows and revenues from reimbursed depreciation expense by approximately $3.0 million.

ATSG Second Quarter 2008 Results	Page 4

Conference Call

ATSG will host a conference call to review its financial results for the second quarter of 2008 on August 13, 2008, at 4:00 PM Eastern Time. On the day of the conference call, participants should dial 888-713-4217 and international participants should dial 617-213-4869 ten minutes before the scheduled start of the call and ask for conference pass code 64792691. The call will also be webcast live (listen-only mode) via either www.atsginc.com or www.earnings.com for individual investors and www.streetevents.com for institutional investors. A replay of the conference call will be available beginning two hours after the conclusion of the call. It will be available by phone through Tuesday, August 19, 2008, at 888-286-8010 (for international callers 617-801-6888); use pass code 44962196. The webcast replay will remain available via www.atsginc.com or www.earnings.com for 30 days.

About ATSG

ATSG is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG also provides aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc., Air Transport International, LLC, Capital Cargo International Airlines, Inc., Cargo Aircraft Management, Inc., and LGSTX Services, Inc. For more information, please see www.atsginc.com.

Contact:

Air Transport Services Group, Inc.

Quint Turner, 937-382-5591

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. Air Transport Services Group, Inc.’s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, further reductions in the scope of services ABX Air performs under its ACMI and Hub Services agreements with DHL, the consummation of an agreement between DHL and UPS that results in ABX Air’s loss of all or substantially all of the services it currently provides to DHL, the extent to which DHL reimburses ABX Air for termination costs arising from the termination of services under the ACMI and Hub Services agreements with DHL, the negotiation of new terms under the ACMI and Hub Services agreements with respect to the allocation of overhead expenses, ATSG’s success in identifying new customers to replace revenues from services terminated by DHL, the continuing availability of sufficient sources of liquidity and other factors that are contained from time to time in Air Transport Services Group’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Air Transport Services Group undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

ATSG Second Quarter 2008 Results	Page 5

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share data)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
REVENUES	$394,860	$281,297	$776,916	$569,359
OPERATING EXPENSES
Salaries, wages and benefits	149,011	151,114	307,768	309,039
Fuel	151,280	61,398	271,172	120,351
Maintenance, materials and repairs	27,964	22,673	54,108	45,545
Depreciation and amortization	22,928	12,837	44,170	24,780
Landing and ramp	7,534	4,377	21,571	14,178
Rent	3,430	2,195	6,876	4,713
Purchased line-haul and yard management	1,360	1,546	2,807	3,217
Other operating expenses	23,302	15,640	44,813	29,232

	386,809	271,780	753,285	551,055
INTEREST EXPENSE	(8,697)	(3,403)	(19,072)	(6,566)
INTEREST INCOME	517	1,191	1,519	2,449

INCOME (LOSS) BEFORE INCOME TAXES	(129)	7,305	6,078	14,187
INCOME TAXES	(397)	(2,760)	(2,817)	(5,375)

NET EARNINGS (LOSS)	$(526)	$4,545	$3,261	$8,812

EARNINGS (LOSS) PER SHARE
Basic	$(0.01)	$0.08	$0.05	$0.15

Diluted	$(0.01)	$0.08	$0.05	$0.15

WEIGHTED AVERAGE SHARES
Basic	62,460	58,282	62,438	58,282

Diluted	62,460	58,635	62,667	58,612

ATSG Second Quarter 2008 Results	Page 6

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,670	$59,271
Marketable securities available-for-sale	1,247	49,636
Accounts receivable, net of allowance of $363 and $363 in 2008 and 2007	37,328	55,339
Inventory	17,082	14,701
Prepaid supplies and other	14,687	19,621
Deferred income taxes	18,311	19,262
Aircraft and engines held for sale	3,755	1,896

TOTAL CURRENT ASSETS	175,080	219,726
Property and equipment, net	692,233	690,813
Other assets	40,011	26,280
Deferred income taxes	11,400	15,794
Intangibles	30,382	31,700
Goodwill	175,363	178,654

TOTAL ASSETS	$1,124,469	$1,162,967

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$59,187	$76,425
Salaries, wages and benefits	59,240	64,560
Accrued expenses	12,309	11,266
Current portion of long-term obligations	37,235	22,815
Unearned revenue	29,697	21,046

TOTAL CURRENT LIABILITIES	197,668	196,112
Long-term obligations	515,899	567,987
Post-retirement liabilities	194,700	186,338
Other liabilities	6,760	12,527
STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,227,084 and 62,650,278 shares issued and outstanding in 2008 and 2007, respectively	632	626
Additional paid-in capital	459,287	458,091
Accumulated deficit	(186,283)	(189,544)
Accumulated other comprehensive loss	(64,194)	(69,170)

TOTAL STOCKHOLDERS’ EQUITY	209,442	200,003

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,124,469	$1,162,967

ATSG Second Quarter 2008 Results	Page 7

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRE-TAX EARNINGS SUMMARY

(In thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Revenues:
DHL
ACMI
Base mark-up	$104,920	$109,800	$211,674	$225,887
Incremental mark-up	684	489	1,377	1,137

Total ACMI	105,604	110,289	213,051	227,024
Hub Services
Base mark-up	63,890	77,428	135,644	158,694
Incremental mark-up	—	—	150	—

Total Hub Services	63,890	77,428	135,794	158,694
Other Reimbursable	113,046	71,163	214,512	146,115
Reimbursement reserve	(2,205)	—	(2,205)	—

Total DHL	280,335	258,880	561,152	531,833
ACMI Services
Charter and ACMI	68,142	14,162	131,257	21,207
Other Reimbursable	38,569	—	68,747	—

Total ACMI Services	106,711	14,162	200,004	21,207
CAM	11,621	—	21,713	—
Other Activities	9,404	8,255	17,953	16,319

Total Revenues	408,071	281,297	800,822	569,359
Eliminate internal revenue	(13,211)	—	(23,906)	—

Customer Revenues	$394,860	$281,297	$776,916	$569,359

Pre-tax Earnings (Loss):
DHL
ACMI	$864	$2,156	$3,395	$4,592
Hub Services	221	1,250	1,651	2,628
Other Reimbursable	—	—	—	—

Total DHL	1,085	3,406	5,046	7,220
ACMI Services	(773)	2,215	316	3,205
CAM, inclusive of interest expense	4,847	—	9,166	—
Other Activities and non-reimbursed overhead	(2,452)	1,112	(2,022)	2,224
Net non-remibursed interest income (expense)	(2,836)	572	(6,428)	1,538

Total Pre-tax Earnings (Loss)	$(129)	$7,305	$6,078	$14,187

Note: Prior to 2008, all ABX Air overhead expenses were reimbursed by DHL. Beginning in 2008, a portion of overhead expenses are reflected in Other Activities above and not reimbursed by DHL. The provisions of the commercial agreements with DHL did not require an allocation of overhead until such time as ABX derived more than 10 percent of its total revenue from ABX’s non-DHL business activities.

ATSG Second Quarter 2008 Results	Page 8

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP NET EARNINGS (LOSS)	$(526)	$4,545	$3,261	$8,812
Income Tax Expense	397	2,760	2,817	5,375
Interest Income	(517)	(1,191)	(1,519)	(2,449)
Interest Expense	8,697	3,403	19,072	6,566
Depreciation and Amortization	22,928	12,837	44,170	24,780

EARNINGS BEFORE INTEREST, TAXES DEPRECIATION AND AMORTIZATION	$30,979	$22,354	$67,801	$43,084

EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. EBITDA is defined as income (loss) from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Company’s management uses this adjusted financial measure in conjunction with GAAP financial measures to monitor and evaluate the performance of the Company, including as a measure of liquidity. EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.